CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------

                            CUSTODIAL SERVICES AGREEMENT

CUSTODIAL SERVICES AGREEMENT, dated as of January 13, 1998 between CITIBANK, N.A., a national banking association, having an office at 111 Wall Street, New York, New York, 10005 and acting through such office in New York (the "Bank"), and The DFA Investment Trust Company, a Delaware business trust, having an office at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401 (the "Customer").

                                W I T N E S S E T H:

THAT WHEREAS, the Customer represents that it is authorized to (a) open and maintain custody accounts (the "Custody Accounts") with the Bank to hold certain property ("Property") including, but not limited to, stocks, bonds, or other securities ("Securities"), funds and other property owned or held by the Customer, (b) enter into this Agreement, and (c) direct all actions and transactions contemplated hereunder. The Customer further represents that it is duly organized and in good standing under the laws of the state or country of its organization and the consummation of transactions contemplated hereby or directed by it hereunder will not violate any applicable laws, regulations or orders.

NOW, THEREFORE, in consideration of the premises and of the agreements hereinafter set forth, the parties hereby agree as follows:

1.   APPOINTMENT AND ACCEPTANCE.

     The Customer hereby appoints the Bank as custodian of the Property and as its agent hereunder, and the Bank agrees to act as such upon the terms and conditions hereinafter provided.

2.   DELIVERY; SAFEKEEPING.

     The Customer has heretofore delivered, or will deliver or cause to be delivered, Property to the Bank, which Property the Bank agrees to keep safely as custodian for the Customer. The Bank shall not surrender possession of Property except upon properly authorized Instructions (as hereinafter defined) of the Customer or as may be required by due process of applicable law.

3. IDENTIFICATION AND SEGREGATION OF ASSETS.
WITH RESPECT TO PROPERTY IN THE CUSTODY ACCOUNT:

     (a) Except as otherwise provided in this Agreement, the Bank will separately identify on its books and segregate all Property held pursuant to this Agreement by the Bank or any other entity authorized to hold Property in accordance with Section 6 or 7 hereof. The Bank understands that the Customer is an open-end management investment company, registered with the SEC under the Investment Company Act of 1940 ("1940 Act"). The Customer issues several separate series of shares and the Customer's Property, as well as its liabilities, are, and shall be, allocated to each such series in accordance with the Customer's instructions. "Series", as used herein, refers to the Customer's Series listed in Appendix X hereto, and any other separate Series that may be created, from time to time, under the Customer's Declaration of Trust, and which become subject to this Agreement by the mutual consent of the Customer and the Bank. The Bank shall establish and maintain a separate Custody Account for each Series and shall credit the Custody Account of each Series with

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------

all Property received by it for the account of such Series and shall charge such account with the liabilities of such Series. No Series shall be charged with any liability of another Series.

     (b) The Bank shall supply to the Customer from time to time as mutually agreed upon a written statement with respect to all Property in the Custody Accounts. In the event that the Customer or its agent does not inform the Bank in writing of any exceptions or objections within ninety (90) days after the date of such statement, the Customer shall be deemed to have approved such statement with respect to the information contained therein but not with respect to any omission; provided, however, that if the Customer or its agent sends such written exception or objection more than ninety (90) days from the statement date, the Bank's obligations to the Customer in regard to any transactions covered thereby shall be reduced to the extent that the Bank's ability to mitigate any damages in connection with such transaction is compromised. Further, in no event shall the Bank be responsible after such 90 days for any subsequent increase in the fair market value of any Property or any interest with regard to any Property where the Customer reasonably should have informed the Bank of any exception or objection based on the information contained in any statement.

4.   STANDARD OF CARE.

     The Bank shall exercise the same standard of care that it exercises over its own assets in the safekeeping, handling, servicing and disposition of Property in accordance with this Agreement. The Bank will exercise the due care expected of a professional custodian for hire with respect to Property in its possession or control. Except as otherwise provided in this Agreement, the Bank shall not be responsible for any loss or damage suffered by the Customer unless such loss or damage results from an act of negligence or willful misconduct on the part of the Bank or on the part of (i) a branch, affiliate or subsidiary of the Bank acting as its agent or as a foreign custodian hereunder pursuant to the terms of this Agreement or (ii) any other foreign custodian appointed by the Bank pursuant to the terms of this Agreement; PROVIDED THAT, the liability of the Bank in connection with any Property shall not exceed the market value of the Property, to which such loss or damage relates, at the time such negligence or willful misconduct was discovered or should reasonably have been discovered, plus compensatory interest at prevailing rates. In no event shall the Bank be liable to the Customer for indirect, special or consequential damages.

     In selecting and appointing U.S. depositories, foreign securities depositories and clearing agencies, the Bank shall exercise reasonable care, prudence and diligence. Subject to compliance with the obligations stated in the preceding sentence, the Bank shall not be responsible for any loss or damage suffered by the Customer for any act or omission of a U.S. Depository, a foreign securities depository or clearing agent not caused by the act or omission of the Bank or its agent or a foreign custodian appointed by the Bank.

     Any Property held by a foreign custodian or a foreign securities depository or clearing agency shall be subject to applicable laws, regulations, decrees, order, government acts, restrictions, customs, procedures and market practices ("Laws") (i) to which such a foreign custodian or securities depository or clearing agency, is subject (ii) as exist in the country in which such Property is held and (iii) of the country of the currency in which the Property is denominated. In the event the Law change in a way that would prevent or limit the performance of duties and obligations by a foreign custodian or securities depository or clearing agency, such duties and obligations shall be superseded and neither the Bank nor its

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------


parent nor any other of its branches, subsidiaries or affiliates shall be liable therefor or for any damages in any way resulting from such prevented or limited performance; provided, however, the Bank shall give prompt notice to the Customer of any such event.

     Notwithstanding the above, neither (i) the Bank or its parent or any of its branches, subsidiaries nor affiliates nor (ii) the Customer is responsible for any losses or damages resulting from reasons or causes beyond its control, including, without limitation, nationalization, expropriation, currency restrictions, acts of war, terrorism, insurrection, revolution, civil unrest, riots or strikes, nuclear fusion or fission or acts of God.

     The Bank is not under any duty to supervise the investments of the Customer, or to advise or make any recommendation to the Customer with respect to the purchase or sale of any Securities or the investment of any funds. The Customer shall have the sole and exclusive responsibility for the investment of Property held hereunder.

     The Bank agrees to maintain insurance and fidelity bond coverage as appropriate for its activities located in New York City; provided, however, nothing in this Section 4 shall require the Bank to insure any Property.

5.   PERFORMANCE BY THE BANK.

     (a) GENERAL:

     The Bank's performance of its duties hereunder and the day-to-day operations of the Custody Accounts shall be in accordance with written service standards as may be furnished to the Customer by the Bank from time to time. Such service standards, as may be amended from time to time, are incorporated herein by reference; provided, however, no amendment shall be effective until the Customer shall have received thirty (30) days prior written notice thereof.

     (b) RECEIPT, DELIVERY AND DISPOSAL OF SECURITIES:

     The Bank shall, or shall instruct any other entity authorized to hold Property in accordance with Section 6 or 7 hereof to, receive or deliver Securities and the Bank shall credit or debit the appropriate Custody Accounts, in accordance with properly authorized Instructions from the Customer. The Bank or such authorized entity shall also receive in custody all stock dividends, rights and similar securities issued in connection with Securities held hereunder, shall surrender for payment, in a timely manner, all items maturing or called for redemption and shall take such other action as the Customer may direct in properly authorized Instructions.

     (c) TRADE EXECUTION:

     Promptly after each purchase of securities, the Customer shall deliver to the Bank with respect to each purchase: (i) the name of the issuer and the title of the Securities; (ii) the number of shares or the principal amount purchased and accrued interest, if any; (iii) the date of purchase settlement; (iv) the purchase price per unit; (v) the total amount payable upon such purchase; (vi) the name of the broker through whom or the person to whom the sale was made; and
(vii) the Series to which such Securities are allocated. The Bank shall deliver or cause to be delivered the Securities to the broker or other person designated by the Customer upon receipt of the total amount payable to the Custodian upon such sale; provided that, the same conforms to the total amount payable as set forth in Instructions from the Customer. Subject to the foregoing, the Bank may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in securities. All transactions in regard to Securities will be settled upon actual receipt or in accordance with best market practices.

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------


The Bank shall send the Customer a written confirmation of any transfer of Property to or from the Custody Accounts.

     (d)  REGISTRATION:

     Securities held hereunder may be registered in the name of the Bank, any entity authorized to hold Property in accordance with Section 6 or 7 hereof or a nominee of the Bank or any such authorized entity, and the Customer shall be informed upon request of all such registrations. Securities in registered form will be transferred upon request of the Customer into such names or registrations as it may specify in properly authorized Instructions.

     (e)  CASH ACCOUNTS:

     (i) All cash received or held by the Bank or by any entity authorized to hold Property in accordance with Section 7 hereof as interest, dividends, proceeds from transfer, and other payments for or with respect to Securities or in consideration of the sale of Series shares shall be (x) held in the cash account of each Series and paid out in accordance with properly authorized Instructions of the Customer received by the Bank or (y) if specified in the Customer's Instructions, converted to or from U.S. dollars and held by the Bank hereunder or remitted to the Customer. The Customer shall bear any foreign exchange risk in connection with such conversion. In effecting any currency conversions hereunder, the Bank or such entity may use such methods or agencies as it may see fit including the Bank's facilities, to the extent allowed by law, at customary rates.

     (ii) The Customer agrees, with respect to the payment for all purchases of Securities for a Series to be deposited in the Custody Account of such Series, that funds of such Series for settlement will be on deposit by the settlement date at the location of settlement, in good available funds and in the currency of settlement. The Customer acknowledges that nothing in this Agreement shall obligate the Bank to extend credit, grant financial accommodation or otherwise advance moneys to the Customer for the purpose of making any such payments or part thereof or otherwise carrying out any Instructions.

     (iii) The Customer authorizes the Bank from time to time to cause the branch of the Bank located in London, England ("Citibank London") to establish multicurrency cash accounts reflecting cash received by any Foreign Custodian on the Customer's behalf. Citibank London will maintain such cash accounts in accordance with the requirements of Section 7 hereof applicable to an entity authorized to hold Property hereunder.

     (f)  REPORTS:

     (i) If the Bank has in place a system for providing telecommunication access or other means of electronic access by customers to the Bank's reporting system for Property in a Custody Account, then, at the Customer's election, the Bank may agree to provide the Customer with such instructions and passwords as may be necessary in order for the Customer to have such direct access through the Customer's terminal device. Such electronic access shall be restricted to information relating to the Custody Account. If electronic access to such reporting system is requested by the Customer, the Customer agrees to assume full responsibility for the consequences of the use, including any misuse or unauthorized use of the terminal device, instructions or passwords referred to above by the Customer or any of its employees or agents, but not for the unauthorized use resulting from negligent or wrongful acts of the Bank or its employees or agents, and agrees to defend and indemnify the Bank and hold the Bank harmless from and against any and all liabilities, losses, damages, costs, counsel fees, and other expenses of every nature suffered or incurred by the Bank by reason of, or in connection with, such use by the Customer or

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------

losses, damages, costs, counsel fees, and other expenses of every nature suffered or incurred by the Bank by reason of, or in connection with, such use by the Customer or others of such terminal device, unless such liabilities, losses, damages, costs, counsel fees and other expenses can be shown to be the result of negligent or wrongful acts of the Bank. Further, in the event the Customer elects to have electronic access, the Bank shall provide the Customer on each business day a report of the preceding business day's transactions relating to the Custody Account and of the closing or net balances of each business day. If the Customer should not choose to have electronic access, the Bank shall provide the Customer with such reports of transactions in the Custody Account by such means as may be mutually agreed upon.

     (ii) The Bank agrees to use reasonable efforts to furnish the Customer with such information regarding Property held hereunder as the Customer may reasonably request in connection with its complying with requests of any regulatory authorities having jurisdiction over the Customer. The Bank shall maintain and keep current all records, books and other documents relating to its activities and obligations under this Agreement to fully record all transactions effected with regard to the Custody Accounts and any relevant cash accounts and in each instance sufficient to provide to the Customer the information or reports specified on Schedule 1, annexed hereto. All such records shall be the property of Customer; provided, however, the Bank may retain duplicate originals which shall be the property of the Bank. The Bank shall preserve such records as provided in Rule 31a-2 under the 1940 Act. All such records shall be open to inspection and audit at reasonable times by offices and auditors employed by Customer and by employees of the SEC.

     (iii) The Bank shall also, subject to restrictions under applicable law, seek to obtain from any entity with which the Bank maintains the physical possession of any Property in a Custody Account such records of such entity relating to the Custody Account as may be required by the Customer or its agents in connection with an internal examination by the Customer of its own affairs or requests of regulatory authorities. Upon a reasonable request from the Customer, the Bank shall use its best efforts to furnish to the Customer such reports (or portions thereof) of the external auditors of each such entity as relate directly to such entity's system of internal accounting controls applicable to its duties under its agreement with the Bank. The Bank shall promptly send to the Customer reports the Bank receives from any depository or clearing agency on its respective system of internal accounting control and shall sent to the Customer such reports on the Bank's own systems of internal accounting control as the Customer may reasonably request from time to time.

     (g) ACCESS:

     During the Bank's regular banking hours and upon receipt of reasonable notice directly from the Customer, any officer or employee of the Customer, any independent accountant(s) selected by the Customer, and any person designated by any regulatory authority having jurisdiction over the Customer shall be entitled to examine on the Bank's premises Property held by the Bank on its premises and the Bank's records regarding Property held hereunder or deposited with entities authorized to hold Property in accordance with Section 6 or 7 hereof, but only upon furnishing the Bank with properly authorized Instructions to that effect, PROVIDED, such examination shall be consistent with the Bank's obligations of confidentiality to other parties.

     (h)  VOTING AND OTHER ACTION:

     (i) The Bank will transmit to the Customer upon receipt, and will instruct any entities authorized to hold Property in accordance with Section 6 or 7 hereof to transmit to the

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------

Customer upon receipt, all financial reports, stockholder communications, notices, proxies and proxy soliciting materials received from issuers of Securities, and all information relating to exchanges or tender offers or other corporate actions received from offerors with respect to Securities. Proxies will be executed by the registered holder if the registered holder is other than the Customer, but the manner in which the Securities are to be voted will be indicated by the Customer. Neither the Bank nor any such authorized entity shall vote any Securities or authorize the voting of any Securities or give any consent or take any other action with respect thereto, except as otherwise provided herein.

     (ii) In the event of tender offers, the Customer shall hand deliver, telecopy or transmit via tested telex Instructions to the Bank as to the action to be taken with respect thereto designating such Instructions as being related to a tender offer. The Customer shall hold the Bank harmless from any adverse consequences of the Customer's use of any other method of transmitting Instructions relating to a tender offer.

     (iii) The Customer agrees that if it gives an Instruction for the performance of an act on the last permissible date of a period established by the tender offer or to otherwise act, the Customer shall hold the Bank harmless from any adverse consequences in connection with acting upon or failing to act upon such Instructions unless the Bank negligently delayed delivering such materials to the Customer.

     (iv) The Bank is authorized to accept and open on the Customer's behalf all mail or communications received by it or directed in its care.

6.   AUTHORIZED USE OF U.S. DEPOSITORIES.

     The Customer authorizes the Bank, either directly or through one or more agents which, under the 1940 Act, are qualified to act as custodians for registered investment companies for any U.S. Securities held hereunder, to use the services of any United States central securities depository authorized under Rule 17f-4 under the 1940 Act including, but not limited to, The Depository Trust Company, The Participants Trust Company and the Federal Reserve Book Entry System ("U.S. Depositories"). The Bank will deposit Securities held hereunder with a U.S. Depository only in an account which holds exclusively the assets of customers of the Bank. The Bank shall promptly provide the Customer with any report obtained by Bank on the system of internal accounting control of any U.S. Depository in which Property is deposited, and with copies of any report regarding its own system of internal accounting control or that of any agent through which it deposits Property in any U.S. Depository, as Customer may reasonably request. The Bank shall send the Customer a notice or advice of any transfers of Securities to or from the Custody Account of a Series. Where Securities are transferred to the Custody Account of a Series, the Bank shall also, by book-entry or otherwise, identify as belonging to such Series a quantity of Securities in a fungible bulk of securities (i) registered in the name of the Bank (or its nominee) or (ii) shown on the Bank's account on the books of the U.S. Depository.


7.   AUTHORIZED USE OF FOREIGN CUSTODIANS.

     (a)  Authorization:

     In carrying out its duties with respect to non-U.S. Securities and foreign currencies ("foreign investments") the Bank shall place and maintain the Customer's foreign investments with, and use the services of, (i) any branch of the Bank or (ii) any other person that is an Eligible Foreign Custodian (as defined in Rule 17f-5(a)(1) under the 1940 Act) selected by the Bank as provided in Section 7(b).

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------

     (b)  Foreign Custody Manager:

     (i) The Customer's board of trustees (hereinafter "Board") hereby delegates to the Bank, and the Bank hereby accepts the delegation to it, of the obligation to serve as the Customer's "Foreign Custody Manager" (as that term is defined in Rule 17f-5(a)(2), as amended from time to time, under the 1940 Act).

     (ii) As Foreign Custody Manager, the Bank shall:

     (1) select Eligible Foreign Custodians as defined in Rule 17f-5(a)(1) under the 1940 Act, to serve as foreign custodians and place and maintain the Customer's foreign investments with such foreign custodians;

     (2) in selecting a foreign custodian, first determine that foreign investments placed and maintained in the safekeeping of each Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such investments, including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv) under the 1940 Act;

     (3) enter into written agreements with each Eligible Foreign Custodian selected by the Bank hereunder;

     (4) determine that the written contract with each Eligible Foreign Custodian (or, in the case of an Eligible Foreign Custodian that is a securities depository or clearing agency such contract [which may be between the Bank and the securities depository or clearing agency or between an Eligible Foreign Custodian selected by the Bank and the securities depository or clearing agency], the rules or established practices or procedures of the depository, or any combination of the foregoing) requires that the Eligible Foreign Custodian will provide reasonable care for the foreign investments, based on the standards applicable to custodians in the relevant market, and that all such contracts, rules, practices and procedure satisfy the requirements of Rule 17f-5(c)(2) under the 1940 Act;

     (5) provide written reports (x) notifying the Board of the placement of foreign investments with each Eligible Foreign Custodian, such reports to be provided at such time as they deem reasonable and appropriate, but not less than quarterly, and (y) promptly notifying the Board of the occurrence of any material change in the arrangements with a Eligible Foreign Custodians;

     (6) monitor the continued appropriateness of (x) maintaining the foreign investments with Eligible Foreign Custodians selected hereunder and (y) the governing contractual arrangements; it being understood, however, that in the event the Bank shall determine that any Eligible Foreign Custodian would no longer afford the foreign investments reasonable care, the Bank shall promptly so advise the Customer and shall then act in accordance with the Instructions of the Customer with respect to the disposition of the affected foreign investments; and

     (7) exercise such reasonable care, prudence and diligence in serving as the Foreign Custody Manager as a person having responsibility for the safekeeping of the Customer's assets would exercise.

     (iii) Nothing in this paragraph shall relieve the Bank of any responsibility otherwise provided in this Agreement for loss or damage suffered by the Customer from an act of negligence or willful misconduct on the part of the Bank, or any of its agents or any foreign custodian as provided in Section 4 of this Agreement.

     (iv) Nothing in this Agreement shall require the Bank to make any selection on behalf to the Customer that would entail consideration of any factor reasonably related to the

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------

systemic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure and prevailing settlement practices. The Bank agrees to provide to the Customer such information relating to such risk as the Customer shall reasonably request from time to time and such other information as the Bank generally makes available to customers with regard to such countries and risk.

     (c)  Compulsory Depositories:

     (i) Notwithstanding the provisions of Section 7(b) above, the Bank shall not serve as Foreign Custody Manager in respect of any Compulsory Depository, as defined below. The Bank, throught its branches or an Eligible Foreign Custodian shall be entitled to deposit and maintain the foreign investments in Compulsory Depositories as the Bank deems prudent and appropriate, unless otherwise instructed by the Customer or its delegate;

     (ii) Prior to depositing the foreign investments in any Compulsory Depository, the Bank shall notify the Customer that such Depository will be used and provide the Customer, in respect of such Depository, with current information of the type the Bank provided to the Customer in the Bank's booklets entitled, "SEC Rule 17f-5 Package". The Bank, upon request, shall make its representatives available to consult, in good faith, with such of the Customer's delegates as the Customer shall designate regarding the advisability of depositing the Customer's foreign investments with any Compulsory Depository;

     (iii) The Bank shall provide the Customer with reports regarding Compulsory Depositories as provided in Section 7(b)(5), above and shall provide the Customer with such other information with regard to any Compulsory Depository as the Customer shall reasonably request; and

     (iv) A "Compulsory Depository" shall mean a non-U.S. securities depository or clearing agency the use of which is mandatory (x) by law or regulation (y) because securities cannot be withdrawn from the depository or clearing agency or
(z) because maintaining securities outside the securities depository or clearing agency is not consistent with prevailing local custodial practices.

     (d)  SEGREGATION AND IDENTIFICATION OF ASSETS:

     The Bank will deposit Property of the Customer with a foreign custodian or a non-U.S. depository or clearing agency only in an account which holds exclusively the assets of customers of the Bank. In the event that the Bank authorizes a foreign custodian to hold any foreign investments placed in its care in a non-U.S. depository or clearing agency, the Bank will direct such foreign custodian to identify on its books such foreign investments as being held for the account of the Bank as custodian for its customers.

     (e)  INSTRUCTIONS TO FOREIGN CUSTODIANS:

     Any Property in a Custody Account deposited by the Bank with a foreign custodian or non-U.S. depository or clearing agency will be subject only to the instructions of the Bank or its agents; and any foreign investments held in a non-U.S. depository or clearing agency for the account of a foreign custodian will be subject only to the instructions of such foreign custodian as subcustodian for the Bank.

     (f)   PROCEDURES OF FOREIGN CUSTODIANS:

     In utilizing any foreign custodian, the Bank warrants that the established procedures to be followed by each foreign custodian holding Property pursuant to this Agreement address relevant control issues for such Property and provide internal controls and procedures that are adequate to provide reasonable protection of the Property. In addition to, and not in amplification of, the provisions of Section 4 and the last sentence of Section 7(c) of this Agreement, in utilizing any non-U.S. depository or clearing agency, the Bank

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------

complies with the guidelines of OCC Banking Circular BC - 235 with respect to such non-U.S. depository or clearing agency and has in place and utilizes its own internal controls and procedures to assess whether the non-U.S. depository or clearing agency is appropriately safekeeping the Property.

8.   USE OF AGENTS.

     The Bank may, subject to applicable laws, rules and regulations and the provisions of this Agreement, appoint agents, whether in its name or that of the Customer, to perform any of the duties of the Bank hereunder, and the Bank may delegate to any such agent so appointed any of its functions under this Agreement; provided, however, no such delegation shall relieve the Bank of any obligation hereunder.

9.   INSTRUCTIONS.

     (a) The Bank is authorized to rely and act upon written instructions ("Instructions") which are signed by persons ("Authorized Persons") named in a list provided to the Bank from time to time, which list must be certified by the Customer's Secretary or Assistant Secretary and include authenticated specimen signatures of all Authorized Persons. Such list shall separately designate those Authorized Persons who may authorize the withdrawal of Securities free of payment, those Authorized Persons who may authorize the unconditional transfer of funds and those Authorized Persons who may give Instructions by electronic access as provided hereunder.

     (b) The Customer agrees that the Bank is authorized to rely and act upon such Instructions in accordance with this Section 9 and the Manual Transmission Authorization attached hereto and incorporated herein by reference (including each Manual Transmission Procedures attached thereto) to this Agreement and to debit or credit the applicable account(s) of the Customer accordingly and that such Manual Transmission Authorization and method(s) of transmission are commercially reasonable.

     (c) The Bank shall be entitled to rely upon the continued authority of any Authorized Person to give Instructions until the Bank receives notice from the Customer to the contrary; and the Bank shall be entitled to rely upon any Instructions it reasonably believes in good faith to have been given by an Authorized Person.

     (d) The Bank is further authorized to rely upon any Instructions received by any other means and identified as having been given or authorized by any Authorized Person, regardless of whether such Instructions shall in fact have been authorized or given by any of such Authorized Persons, PROVIDED that the Bank and the Customer shall have agreed upon the means of transmission and the method of identification for such Instructions and such means of transmissions is actually used. Instructions received by any other means shall include but shall not be limited to verbal Instructions only in connection with delivery against payment or receipt against payment transactions and transfers from one account within a Custody Account to another account within a Custody Account and provided that such verbal Instructions are promptly confirmed in writing by the Customer. Notwithstanding the foregoing in the event that verbal Instructions are not subsequently confirmed in writing as provided above, the Customer agrees to hold the Bank harmless and without liability for any claims or losses in connection with such verbal Instructions except as may arise from the Bank's own negligence, bad faith or willful misconduct in carrying out the same.

     (e) The Customer agrees to be bound by any Instruction, whether or not authorized, given to the Bank in its name and accepted by the Bank in accordance with the provisions hereof (including but not limited to the Funds Transfer Procedures and each Schedule A

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------

hereto) and further agrees to indemnify and hold the Bank harmless from and against any loss, liability, claim or expense (including legal fees and expenses) associated with the Bank's acting upon such Instructions as provided herein, except such as may arise from the Bank's own negligence, bad faith or willful misconduct.

     (f) The Customer may appoint one or more investment managers ("Investment Managers") with respect to the Custody Accounts. The Bank is authorized to act upon instructions received from any Investment Manager to the same extent that the Bank would act upon the Instructions of an Authorized Person, PROVIDED that the Bank has received written evidence of the Investment Manager's appointment, written confirmation from the Investment Manager evidencing his acceptance of such appointment and written certification from the Investment Manager of the names of individuals together with specimen signatures of those authorized to give Instructions hereunder.

     (g) If the Customer should choose to have telecommunication or other means of electronic access to the Bank's reporting system for Property in the Custody Accounts, pursuant to paragraph (f) of Section 5, the Bank is also authorized to rely and act upon any Instructions received by it through a terminal device, PROVIDED that such Instructions are accompanied by code words which the Bank has furnished to the Customer or an Authorized Person by any method mutually agreed to by the Bank and the Customer, and PROVIDED that the Bank has not been notified by the Customer or any such Authorized Person to cease to recognize such code words, regardless of whether such Instructions shall in fact have been given or authorized by the Customer or any such Authorized Person.

10.  ASSURED INCOME PAYMENT SERVICE.

     The Bank may, at its absolute discretion, offer the Customer an Assured Income Payment Service in respect of specific Securities, as may be notified by the Bank to the Customer from time to time. In relation to any such Securities, the Bank may, at its absolute discretion, cause the Customer's cash account to be credited with an Assured Payment on the Assured Payment Date relevant thereto; PROVIDED that the Bank shall be entitled to reverse any credit on notice to Customer (in whole or in part) made in respect of that Assured Payment if the Bank fails to receive the full amount corresponding to such Assured Payment within a reasonable time, as determined by the Bank in its absolute discretion, after the relevant Assured Payment Date, for any reason whatsoever other than as a result of the negligence or willful default of the Bank. The Assured Income Payment Service shall be provided by the Bank in accordance with the Assured Income Payment Standards.

     "Assured Income Payment Service" means the Bank's services in which interest, dividends or other such periodic income, to which the Customer is entitled, on Securities specified by the Bank from time to time at its absolute discretion, are credited to the Customer's cash account in respect of such Securities.

     "Assured Income Payment Standards" means the terms and conditions governing the Assured Income Payment Service, as such terms and conditions are amended and/or supplemented from time to time by, and at the absolute discretion of, the Bank.

     "Assured Payment" means, in relation to those Securities specified by the Bank under the Assured Income Payment Service, an amount equal to the interest, dividends or periodic income that is due to the Customer in respect of such Securities less any taxes, duties, levies, charges or any other withholding payments payable in respect of such interest, dividends or periodic income.

     "Assured Payment Date" means, in relation to the payment of any interest, dividend or periodic income of any particular Securities specified by the Bank under the Assured

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------

Income Payment Service, the date on which such interest, dividend or periodic income is normally payable in respect of such Securities or such other date as may be notified by the Bank to the Customer from time to time.

11. MEETINGS.

     Representatives of the Bank will meet with the Customer at Customer's headquarters in Santa Monica, California at least semi-annually, and at other offices as requested from time to time by the Customer.

12.  FEES AND EXPENSES.

     Fees and expenses for the services rendered under this Agreement shall be mutually agreed upon by the parties in writing and attached hereto as a fee schedule. The Bank shall be entitled to debit the Custody Account of the appropriate Series for such fees and expenses.

13.  LIENS.

     The Bank shall have a lien on the Property in the Custody Account of each Series to secure payment of such fees and expenses for the services rendered under this Agreement in respect of such Series. If the Bank advances cash or Securities for the benefit of a Series for any purpose or in the event that the Bank or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of its duties for a Series hereunder, except such as may arise from its or its nominee's negligent action, negligent failure to act or willful misconduct, any Property at any time held for such Series shall be security therefor and the Customer hereby grants to the Bank a security interest therein. The Customer shall promptly reimburse the Bank from the Property allocated to such Series for any such advance of cash or Securities or any such taxes, charges, expenses, assessments, claims or liabilities upon request for payment, but should the Customer fail to so reimburse the Bank, the Bank shall be entitled to dispose of such Property to the extent necessary to obtain reimbursement. The Bank shall be entitled to debit and/or charge the Custody Account of a Series, in connection with any such advance and any interest on such advance made to a Series as the Bank deems reasonable.

14.  TAX STATUS/WITHHOLDING TAXES.

     (a) The Customer's U.S. Tax Identification Number of each Series is listed in Appendix X. If the Series does not have a U.S. Tax Identification Number, the Customer will provide the Bank with information as to its tax status as reasonably requested by the Bank from time to time.

     (b) The Customer may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Bank and/or a Foreign Custodian may deem necessary or proper to fulfill the Bank's and/or Foreign Custodian's obligations under applicable law. The Customer shall provide the Bank and/or Foreign Custodian, in a timely manner, with copies of originals if necessary and appropriate, or any such proofs of residence, taxpayer status, beneficial ownership and any other information or documents which the Bank and/or a Foreign Custodian may reasonably request.

     (c) If any tax or other governmental charge or assessment shall become payable with respect to any payment due to the Customer ("Taxes"), such Taxes shall be withheld from such payment in accordance with applicable law. The Bank and/or a Foreign Custodian may withhold any interest, any dividends or other distributions or securities receivable in respect of Securities, proceeds from the sale or distribution of Securities ("Payments"), or may sell for the account of the Customer any part thereof or all of the Securities, and may apply

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------

such Payment in satisfaction of such Taxes, the Customer/s appropriate Series remaining liable for any deficiency. If any Taxes shall become payable with respect to any payment made to the Customer by the Bank or a Foreign Custodian in a prior year, the Bank and the Foreign Custodian may withhold Payments in satisfaction of such prior year's Taxes. The Customer shall indemnify and hold harmless the Bank and the Foreign Custodian, its officers, employees, agents and affiliated companies against any Taxes, penalties, additions to tax, and interest, and costs and expenses related thereto, arising out of claims against the Bank and/or the Foreign Custodian by any governmental authority for failure to withhold Taxes or arising out of any reclaim or refund of taxes or other tax benefit obtained by the Bank or the Foreign Custodian for the Customer.

     (d) The Bank shall apply for a reduction of withholding tax and refund of any tax paid or tax credits which apply in each foreign country in respect of income payments on Securities for the benefit of a Series which the Bank believes may be available to such Customer.

     (i) The provision of tax reclaim services by Bank is conditional upon the Bank receiving from the beneficial owner of Securities (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma) copies of which are available from the Bank. The Customer shall provide the Bank with such documentation and information as the Bank may require in connection with taxation, and warrants that, when given, this information shall be true and correct and contain all material information requested. The Customer undertakes to update any such information which requires updating or amendment as the Bank may request;

     (ii) Except to the extent caused by the Bank's own negligence or willful misconduct, the Bank shall not be liable to Customer or any third party for any taxes, fines, or penalties payable by the Bank on behalf of the Customer, and shall by indemnified accordingly, whether these result from (x) inaccurate completion of documents, provision to the Bank or any third party of inaccurate or misleading information or the withholding of material information, in any of the foregoing cases by the Customer or a third party on behalf of Customer, (y) as a result of any delay of any revenue authority, or (z) any other matter beyond the control of Bank;

     (iii) Customer confirms that Bank is authorized to deduct from any cash received or credited to a Series' cash account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Securities of such Custody Account and the Customer shall be furnished periodic reports of such deductions. In connection with the foregoing, the Customer shall, to the extent of any such payment by the Bank, be subrogated to, and the Bank shall assign and be deemed to have assigned to the Customer, all of its rights in, to and against any such revenue or governmental authority in respect of such payment;

     (iv) The Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to the Customer from time to time and the Bank may, by notification in writing, at its absolute discretion, change the countries in which the tax reclaim services are offered; provided that the Bank shall afford the Customer advance notice of any such change where reasonably practicable. Other than as expressly provided in this Agreement, Bank shall have no responsibility with regard to Customer's tax position or status in any such jurisdiction;

     (v) The Customer confirms that the Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to the Customer or

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------

the Securities and/or cash held for a Series which Bank, in good faith, concludes is in connection with the tax services contemplated hereby. Bank shall furnish Customer with notice of such requests where the same are, in the Bank's reasonable judgment, not made in the ordinary course; and

     (vi) Tax reclaim services may be provided by the Bank or, in whole or in part, by one or more third parties appointed by the Bank (which may be affiliates of Bank); provided that the Bank shall be liable for the performance of any such third party to the same extent as the Bank would have been if it performed such services itself.

     (e) This Section 14 shall survive the termination of this Agreement and continue in force until the time for assessment of all Taxes expires.

15.  AMENDMENT.

     This Agreement may not be amended except by mutual written agreement between both parties hereto.

16.  TERMINATION.

     Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination. In the event such notice is given by the Bank, the date of termination shall be not less than 120 days after the date of receipt of such notice by the Customer. In the event such notice is given by the Customer the date of termination shall be not less than 30 days after the date of receipt of such notice by the Bank.

17.  CONFIDENTIALITY.

     Subject to the foregoing provisions of this Agreement and subject to any applicable law, the Customer and the Bank shall each use best efforts to maintain the confidentiality of matters concerning Property in the Custody Account.

18.  NOTICES.

     All notices and other communications hereunder, except for Instructions and reports relating to the Property which are transmitted through the Bank's reporting system for Property in the Custody Account, shall be in writing, or if oral shall be promptly confirmed in writing, and shall be hand-delivered, telexed, faxed, telecopied or mailed by prepaid first class mail (except that notice of termination, if mailed, shall be by prepaid registered or certified mail) to each party at its address set forth above, if to the Customer, marked "Attention: LEGAL DEPARTMENT " and if to the Bank, marked "Citibank as Custodian for The DFA Investment Trust Company", or at such other address as each party may give written notice of to the other party.

19.  ASSIGNMENT.

     Neither party may assign, transfer or change all or any of its rights and benefits hereunder without the written consent of the other. Any purported assignments made in contravention of this Section shall be null and void and of no effect whatsoever.

20.  GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE
LAWS OF THE STATE OF NEW YORK AND THE PARTIES AGREE THAT THE COURTS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY APPLICABLE FEDERAL LAW, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY SUIT, ACTION OR PROCEEDING AND TO SETTLE ANY DISPUTES WHICH MAY ARISE OUT OF OR IN CONNECTION WITH THIS AGREEMENT, AND, FOR SUCH PURPOSES, EACH IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS.

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------

21.  MISCELLANEOUS.

     (a) This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     (b) This Agreement contains the entire agreement between the Customer and the Bank relating to custody of Property and supersedes all prior agreements on this subject.

     (c) The captions of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience, and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

22.  TRANSFER OF PROPERTY


     The Bank agrees that it shall be responsible for the reasonable costs that the Customer incurs to effect transfer of the Property from the Customer's current custodian and no fee will be charged by the Bank in receipt of the Property.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.



CITIBANK, N.A.:                         CLIENT NAME:  THE DFA INVESTMENT TRUST
                                                            COMPANY


By: /s/ Joe Linhares                    By: /s/ Michael T. Scardina
    ------------------------------          ------------------------------------
Name: Joe Linhares                      Name: Michael T. Scardina
      ----------------------------            ----------------------------------
Title: V.P.                             Title: VP & CFO
       ---------------------------             ---------------------------------
Attest: /s/ [ILLEGIBLE]                 Attest: /s/ Irene R. Diamant, VP & Sec'y
        --------------------------              --------------------------------


       JOSEPH M. LINHARES, VP
   Worldwide Securities Services
  111 Wall Street, 20th Fl./Zone 2
         New York, NY  10043
           (212) 657-9586

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------

                                     SCHEDULE 1


Asset Statement
Settled Transactions
Pending and Failed Transactions
Corporate Action Notice Board
Corporate Actions New and Amended Events
Projected Income
Paid Income
Ledger Balance
Account Statement
Transaction
Payment Incoming
Payment Outgoing
Available & Ledger Balance
Consolidated Available Balance
Consolidated Projected Balances
Projected Balances
Projected Account Statement
Projected Transaction
Interest Accrued

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------


                                     APPENDIX X

                          THE DFA INVESTMENT TRUST COMPANY


--------------------------------------------------------------------------------
                   SERIES                           TAX IDENTIFICATION NUMBER
--------------------------------------------------------------------------------
     The Enhanced U.S. Large Company Series                 95-4563143
--------------------------------------------------------------------------------
     The Japanese Small Company Series                      95-4592098
--------------------------------------------------------------------------------
     The Pacific Rim Small Company Series                   95-4592104
--------------------------------------------------------------------------------
     The United Kingdom Small Company Series                95-4592101 [SEAL]
--------------------------------------------------------------------------------
     The DFA International Value Series                     95-4452730
--------------------------------------------------------------------------------
     The Continental Small Company Series                   95-4592105
--------------------------------------------------------------------------------
     The DFA Two-Year Global Fixed Income Series            95-4563632
--------------------------------------------------------------------------------


CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------

                         MANUAL TRANSMISSION AUTHORIZATION

Customer Name: The DFA Investment Trust Company, a Delaware business trust
               -----------------------------------------------------------

Relationship Name and/or Account Number(s):
                                           ------------------------------------

Citibank Entity accepting instructions: Citibank, N.A. New York    (the "Bank")
                                        ---------------------------------------

1. The Bank will offer the Customer an automated electronic access transmission method with security procedures for transmitting information, instructions, orders and other communications, including communications with respect to the delivery of securities (each, a "Communication") from the Customer's officers, employees, investment managers or other agents ("Authorized Persons") to the Bank or to an entity designated by the Bank as authorized to receive Communications on its behalf. The Customer and the Bank acknowledge the risk associated with transmitting Communications by a non-automated transmission method and, fully aware of the associated risk, the Customer has requested the Bank to accept Communications transmitted by the methods and in accordance with the procedures attached hereto (the "Procedures"). The Customer accepts the Procedures as commercially reasonable and will comply with them in connection with each Communication sent by an Authorized Person to the Bank or its designees using a non-automated transmission method. If the Bank takes any action not provided in the Procedures to verify the authenticity or content of any Communication, such additional action shall not be deemed to become part of the Procedures no matter how often the Bank takes such additional action.

2. If the Bank complies with the Procedures in respect of a Communication, the Bank shall be entitled to act on that Communication and shall not be obliged to verify the accuracy of the information contained in such Communication. The Customer agrees to be bound by any Communication, whether or not authorized, issued in its name and acted on by the Bank in compliance with the Procedures, unless the Bank reasonably believes that such communication was not authorized. The Bank is not obliged to act on a Communication which is not transmitted in accordance with the Procedures.

3. Notwithstanding any other provision, the Bank shall have the right, in its sole discretion, to refuse to execute any Communication, provided the Bank, acting in good faith, doubts its authorization or authenticity. The Bank shall provide prompt notice, which may be by telephone, to an Authorized Person (as set forth in the Procedures) of any such rejected Communication.

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------


4. If the Bank acts on any Communication sent by telephone, telex or telefax, the Bank shall not, provided it complies with the Procedures, be responsible if that Communication is not an authorized or authentic Communication of the Customer or is not in the form the Customer sent or intended to send (whether due to fraud, distortion or otherwise) unless Bank reasonably believes that such communication was not authorized, and the Customer shall indemnify the Bank against any loss, liability, claim or expense (including legal fees) it may incur in connection with its acting in accordance with that Communication.

5. Nothing contained herein shall require the Bank to violate any applicable laws, rules or regulations on the transfer of funds or data transmission.

6. This Authorization may be terminated by either party hereto upon ten (10) days' prior written notice to the other; provided, however, that the Bank's agreement may be terminated immediately without notice in the event the Bank deems that the security of the Procedures established hereby have been compromised or breached; and provided, further, that termination by the Bank shall not affect the Bank's rights or the Customer's obligations with respect to communications and instructions received by the Bank prior to termination.

7. The unenforceability or invalidity of any provision of this Authorization shall not render any other provision unenforceable or invalid. This Authorization may not be amended except in a writing executed by the Customer and accepted by the Bank.' This Authorization shall in all respects be construed in accordance with and governed by the laws of the State of New York.

                                   The DFA Investment Trust Company

                                   By: /s/ Michael T. Scardina
                                       ----------------------------
                                             (Authorized Signature)

                            Name and Title: Michael T. Scardina VP & CFO
                                            ----------------------------
                                      Date: January 13, 1998
                                            ----------------------------

                            Address for Notices: 1299 Ocean Avenue, 11th Floor
                                                 Santa Monica, CA  90401

                            Attention:  Legal Department

          ACCEPTED:

                         Citibank, N.A.

                By: /s/ Joseph M. Linhares
                   -------------------------       JOSEPH M. LINHARES, VP
                    (Authorized Signature)      Worldwide Securities Services
                                               111 Wall Street, 20th Fl./Zone 2
     Name and Title: Joe Linhares, VP                New York, NY  10043
                     -----------------------           (212) 657-9586
               Date: 1/16/98
                     -----------------------
Address for Notices:
                     -----------------------
                     111 Wall Street
                     -----------------------
                     New York, New York  10043
                     -----------------------
          Attention:
                     -----------------------

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------


                            MANUAL TRANSMISSION PROCEDURES

                                   dated 1/13, 1998


Customer:                 The DFA Investment Trust Company
          ---------------------------------------------------------------------
                                   Legal Name

Name and date of Customer Agreement or Authorization (if applicable)
                                                                    -----------
-------------------------------------------------------------------------------


List each account number included in the authorization:

     Account Number                          Account Name
     --------------                          ------------

     ---------------                 --------------------------

     ---------------                 --------------------------

     ---------------                 --------------------------

     ---------------                 --------------------------

     ---------------                 --------------------------

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------

The Bank is hereby authorized to act upon instructions transmitted in the name of each Authorized Person listed below in accordance with the following Procedures (please indicate each primary transmission method):


Courier   Phone    US Mail   Fax    Other (e.g. Telex, Electronic Mail)                          Authorized Persons
-------   -----    -------   ---    -----------------------------------                          ------------------
                                    -specify

                                                       Printed Name & Title:
                                                                             ------------------
                                                       Specimen Signature:
------    -----    ------    ---     ----------------                      --------------------
                                                       Printed Name & Title:
                                                                             ------------------
                                                       Specimen Signature:
------    -----    ------    ---     ----------------                      --------------------
                                                       Printed Name & Title:
                                                                             ------------------
                                                       Specimen Signature:
------    -----    -----     ---     ----------------                        ------------------
                                                       Printed Name & Title:
                                                                             ------------------
                                                       Specimen Signature:
------    -----    -----     ---     ----------------                      --------------------




Security Procedures:

Transactions requiring a Security Procedure:   Security Procedure: Select One:
-------------------------------------------    ------------------------------
-  Funds Transfer or other Payment                -Telephone callback

   Instructions (mandatory)

-  Deliver Free (mandatory)                       - Standing or Pre-defined
                                                    Instructions

-  Other (Please specify):                        - Other (Please specify):
                          --------------                                    ---

     If telephone callback is chosen, instructions for the transactions noted above received by the Bank pursuant to these Procedures, will be acted upon by the Bank only after a confirming telephone call to one of the telephone numbers listed below:

             NAME                                      TELEPHONE
             ----                                      ---------

      ----------------                            -------------------

      ----------------                            -------------------

      ----------------                            -------------------

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------

*If additional space is required, please attach a separate page, label, sign and date it.

CITIBANK SECURITIES SERVICES---------------------------------------------------
--------------------------------------------------------------------------------

     The Bank shall be entitled to rely on the names as set forth above until receipt by the Bank, at least ____ days prior to the effective date thereof, of written notice of revocation or modification of these Procedures, dated and signed by an authorized signatory.


                    Executed this 13th day of January, 1998

                                   DFA Investment Trust Company
                                   ------------------------------------------
                                                                 (Customer)

                                        By: /s/ Michael T. Scardina
                                            ---------------------------------
                                                       (Authorized Signature)

                           Name and Title: Michael T. Scardina, VP & CFO
                                           ----------------------------------